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                                                                    Exhibit 23.1
                                                                    ------------

             CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Actuate Corporation 1998 Equity Incentive Plan and 1998 Employee Stock Purchase Plan of our report dated January 12, 2000, with respect to the consolidated financial statements of Actuate Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Palo Alto, California                                     /s/ Ernst & Young, LLP
March 27, 2000